Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Alternative Investment Partners Absolute Return Fund

Tendered Pursuant to the Offer to Purchase

Dated January 16, 2008

The Offer and Withdrawal Rights Will Expire

at, and this Notice of Withdrawal Must Be

Received by Morgan Stanley AIP GP LP by,

12:00 Midnight, New York Time, On Friday, February 29, 2008, Unless the

Offer is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to Alternative Investment

Partners Absolute Return Fund:

Overnight Delivery	Regular Mail
30 Dan Road	PO Box 8031
Canton, MA 02021	Boston, MA 02266-8031

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in Alternative Investment Partners Absolute Return Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated January 16, 2008.

Such tender was in the amount of:

All of the undersigned’s shares.

That amount of the undersigned’s shares having the following dollar value.

$

That amount of the undersigned’s shares in whose value is in excess of the required minimum net asset value of $100,000.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned’s shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-Signatory

Date:

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